UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2019

Nathan’s Famous, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 1, 2017, the Board of Directors of Nathan’s Famous, Inc., (“Nathan’s”) declared a special cash dividend of $5.00 per share payable on January 4, 2018 to its shareholders of record as of December 22, 2017.  On February 8, 2018, Nathan’s filed a Current Report on Form 8-K which stated that of the $5.00 per share distribution, Nathan’s expected between $2.50 to $3.00 per share to be characterized as a taxable dividend, and the remaining amount of the distribution to be characterized as a return of capital.

Having completed the analysis, Nathan’s  determined that $2.83 per share will be characterized as a taxable dividend, with the remaining amount of the distribution characterized as a return of capital.  The tax characterization of the distribution will be reported to stockholders on Form 1099-DIV  which will be issued shortly.  Nathan’s has posted on its Investor Relations website (www.nathansfamous.com) a final IRS FORM 8937 “Report of Organizational Actions Affecting Basis of Securities” which provides a more detailed explanation of the tax consequences to stockholders.  Stockholders should consult with their tax advisors regarding the tax effects of the special cash dividend to them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2019	NATHAN’S FAMOUS, INC.

	By:	/s/Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)